UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2007

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0798879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Taylor Drive	North Tonawanda, New York	14120-0748
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(716) 694-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

             (d) On January 31, 2007, upon the recommendation of the Company's Nominating Committee, the Board of Directors elected John Burgess as a Class 2 Director, filling the vacancy created by the death of Donald B. Hofmar in September 2006.  Mr. Burgess, whose Class 2 term expires in 2009, will stand for election by shareholders at the next Annual Meeting of Shareholders to be held in 2007. The Board also appointed Mr. Burgess to serve on the Company's Audit Committee and as the Audit Committee's financial expert, as well as on the Company's Nominating Committee and Compensation Committee.  Mr. Burgess will enter into an indemnity agreement with the Company in the form described in the Company's proxy statement dated September 27, 2006, issued in connection with its 2006 Annual Meeting of Shareholders.

            Mr. Burgess, age 62, is currently an operating partner at Summer Street Capital Partners, serving in an advisory and consulting capacity.  He served as the Chairman and Chief Executive Officer of Reichert, Inc., a company engaged in the design, development, manufacture and sale of ophthalmic and analytical instruments, from 2002 until his retirement in January 2007.  Mr. Burgess holds a B.S. degree from Bath University in Bath, England and an M.B.A. from Canisius College in Buffalo, NY.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

            (d) Exhibits

             Exhibit No.                             Description

99.1	Press Release dated February 6, 2007.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(Registrant)
Date: February 6, 2007	By:	/s/Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer